Exhibit 10.3.2
[Translation of Chinese original]
THIS AMENDMENT CONTRACT is entered into in Beijing, the PRC on this 28th day of August 2009 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a wholly foreign-owned company established and existing under the laws of the PRC, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (the “Investor”);

(2)	THE NATURAL PERSONS NAMED IN APPENDIX 1 TO THE INVESTMENT FRAMEWORK AGREEMENT executed on August 3, 2008 (the “Existing Shareholders”); and

(3)	BEIJING YANHUANG SHENGSHI ADVERTISING COMPANY LIMITED, a limited liability company established and existing under the laws of the PRC, with its registered address at No. 320 Miaocheng Shizi Street South, Miaocheng Town, Huairou District, Beijing, the PRC (the “Company”).
(The Investor, the Existing Shareholders and the Company are collectively referred to as the “Parties” and individually as a “Party”.)
WHEREAS: the Parties executed the Investment Framework Agreement on August 3, 2008 and typographical errors were made on pages 13, 16 and 19 thereof.
NOW, THEREFORE, the Parties have agreed to replace pages 13, 16 and 19 thereof in accordance with Appendix 1.

REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [company seal]
By:	/s/ Ying Zhu
Name:
Title:

YIGANG ZHAO
Signature:	/s/ Yigang Zhao

BIN HE
Signature:	/s/ Bin He

YOUYI WANG
Signature:	/s/ Youyi Wang

TING LI
Signature:	/s/ Ting Li

BEIJING YANHUANG SHENGSHI ADVERTISING COMPANY LIMITED [company seal]
By:	/s/ Youyi Wang
	Name:	Youyi Wang
	Title:	Vice President

Appendix 1
The following provisions on this page shall replace page 20 of the Investment Framework Agreement:

X =	A × C × 49% × 30% × D – F

B
Of which:

X =	the number of shares issued in 2009

A =	the Company’s audited net profit for 2008 as calculated in accordance with US GAAP (the “Company’s 2008 Net Profit”)

B =	the average closing price for the 10 trading days after the announcement of the Listed Company’s 2008 financial accounts as audited

C =
the P/E ratio used for pricing of the Listed Company’s Qualified Offshore Listing (if the Qualified Offshore Listing occurs in the fourth quarter of 2008 or the first quarter of 2009, C shall be the average of the Listed Company’s P/E ratio for the 20 days following the announcement of the Listed Company’s audited annual financial accounts as at December 31, 2008 shown on the website of the stock exchange with which the Listed Company is listed or a financial institution recognized in the industry with good reputation or shown in a securities research report)

D =	70%

F =
the fee paid for auditing the historical financial reports for the years of 2005 to 2007 and the first quarter of 2008 pursuant to US GAAP (which shall not exceed Renminbi One Million Five Hundred Thousand (RMB1,500,000))

The Parties understand and agree that under no circumstance shall the amount of A × C × 49% × 30% × D exceed the result of RMB18 million × 19 × 49% × 30% × 120% – F, namely RMB60,328,800.
The Parties understand and agree that solely for the purpose of calculation as per the above formula, the Company’s 2008 Net Profit shall not exceed an amount equivalent to RMB18 million × 120%.

The following provisions on this page shall replace page 24 of the Investment Framework Agreement:
Of which:

X =	the number of shares issued in 2010

A =	the Company’s audited net profit for 2009 as calculated in accordance with US GAAP (the “Company’s 2009 Net Profit”)

B =	the average closing price for the 10 trading days after the announcement of the Listed Company’s 2009 financial accounts as audited

C =
the average P/E ratio for the 20 days after the announcement of the Listed Company’s audited annual financial accounts as at December 31, 2009 shown on the website of the stock exchange with which the Listed Company is listed or a financial institution recognized in the industry with good reputation or shown in a securities research report

D =	70%
The Parties understand and agree that under no circumstance shall the amount of A × C × 49% × 30% × D exceed the result of RMB21.5 million × 19 × 49% × 30% × 120%, namely RMB72,060,000.
The Parties understand and agree that solely for the purposes of calculation as per the above formula, the Company’s 2009 Net Profit shall not exceed an amount equivalent to RMB21.5 million × 120%.
The Parties further agree to establish in the Company a bad debt provisioning system that is acceptable to all of the Parties. The Parties initially agree that the bad debt provisioning ratio shall be 3% of the accounts receivable of the relevant year. However, such bad debt provisioning ratio shall require the confirmation by the auditor pursuant to US GAAP and the Company’s total actual bad debt amount of the preceding year.
Moreover, the Investor may, at its own discretion, pay in cash the Existing Shareholders instead of all or part of the shares it is required to issue in 2010 to the Existing Shareholders under this Article. Furthermore, under such a circumstance, the amount of cash payable in substitution for the shares to be issued in 2010 shall be equivalent to the quantity of all or part of the shares to be issued in 2010 for substitution multiplied by the amount of B.

The provisions on this page shall replace page 28 of the Investment Framework Agreement:
Of which:

C =
the average of the P/E ratio for the 20 days after the announcement of the Listed Company’s audited annual financial accounts as at December 31, 2010 shown on the website of the stock exchange with which the Listed Company is listed or a financial institution recognized in the industry with good reputation or shown in a securities research report

D =	70%
The Parties understand and agree that under no circumstance shall the amount of A × C × 49% × 40% × D exceed the result of RMB25 million × 19 × 49% × 40% × 120%, namely RMB111,720,000.
The Parties understand and agree that solely for the purposes of calculation as per the above formula, the Company’s 2010 Net Profit shall not exceed an amount equivalent to RMB25 million × 120%.
The Parties further agree to establish in the Company a bad debt provisioning system that is acceptable to all the Parties. The Parties initially agree that the bad debt provisioning ratio shall be 3% of the accounts receivable of the relevant year. However, such bad debt provisioning ratio shall require the confirmation by the auditor pursuant to US GAAP and the Company’s total actual bad debt amount of the preceding year.
Moreover, the Investor may, at its own discretion, pay in cash the Existing Shareholders instead of all or part of the shares it is required to issue in 2011 to the Existing Shareholders under this Article. Furthermore, under such a circumstance, the amount of cash payable in substitution for the shares to be issued in 2011 shall be equivalent to the quantity of all or part of the shares to be issued in 2011 multiplied by the amount of B.
The Parties understand and agree that if the Investor fails to perform its payment obligation under this Article for a reason other than force majeure, the Investor shall pay to the Existing Shareholders a daily late payment fine at the rate of 0.04% per day of the cash equivalent of X shares as described in this Article.

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